                                                   EXHIBIT 10.4



                                 Martin R. Reid
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made and entered into as of the January 14, 1998, between Rental Service Corporation, a Delaware corporation (the "Company" or "RSC"), and Martin R. Reid (the "Executive").

     WHEREAS, This Agreement addresses, among other things, terms of employment; certain stock options granted to the Executive, including their expiration and vesting; certain shares of restricted stock, and the Executive's severance from RSC under certain conditions;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein the sufficiency and receipt of which are hereby acknowledged, the parties agree to continue Executive's employment as follows:


     1.  Term.  The term of this Agreement (the "Term") shall commence upon
         ----
execution of this Agreement and shall continue until December 31, 2001; provided
                                                                        --------
that on December 31 of each year commencing with December 31, 1998, the Term shall automatically extend for one full calendar year unless either party gives written notice to the other at least 90 days prior to such December 31st of its desire not to extend. Notwithstanding the foregoing, either party may terminate Executive's employment under this Agreement any time, with or without "cause" (as defined below), upon written notice to the other party. The rights and duties of each party in connection with terminations are set forth below.

     2.     Employment and Duties.
            ---------------------

     2.01   Duties.  RSC hereby employs the Executive as the Chairman of the
            ------
Board and Chief Executive Officer and agrees to cause the Executive to be nominated, elected, or appointed as the case may be to such corporate offices or positions during the periods provided herein; provided, however, that the
                                              --------  -------
appointment as Chairman of the Board is conditioned upon the Executive's annual re-election by the stockholders of RSC. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions which are set forth in the respective Bylaws of the Company from time to time, and such other duties and responsibilities consistent with the Executive's corporate offices and position which the Board of Directors of the Company from time to time may assign to the Executive.

     2.02  Resignation.  At the discretion of the Board of Directors and upon
           -----------
their request, the Executive will resign as Chief Executive Officer ("a Resignation"). Following the Resignation, at the discretion and request of the Board, Executive may remain as Chairman of the Board of the Company, subject to annual re-election by the stockholders of RSC. If upon request by the Board of Directors, Executive does not continue as Chairman of the Board following the Resignation (a "Step Down"), Executive will be an employee or consultant to the Company as set forth in Section 3.03 below.

     3.    Base Salary.
           -----------

     3.01  Prior to Resignation.  For all services to be rendered by the
           --------------------
Executive pursuant to this Agreement, while Executive remains as Chief Executive Officer of RSC, RSC agrees to pay or cause to be paid to the Executive a base salary at a minimum annual rate of $500,000, payable in periodic installments in accordance with the general practice of RSC as in effect from time to time. Notwithstanding anything to the contrary in the foregoing, if the Board of Directors determines that the financial position of RSC mandates temporary salary and or benefit reductions for executive officers, the Executive's base salary will be reduced in the same proportion as the salary reduction imposed by the Board of Directors on all other executive officers of RSC. Under no other conditions will Executive's base salary be reduced below $500,000 per annum during his tenure as Chief Executive Officer of the Company.

     3.02  A Year in which Resignation Occurs.  For the remainder of the
           ----------------------------------
calendar year in which the Resignation occurs, the Executive will be paid a base salary as set forth in Section 3.01 of this Agreement. In the event that the Resignation occurs at the end of a calendar year, such that there is no "remainder", then the Executive will thereafter be paid a base salary as set forth in 3.03 below.

     3.03  After Resignation.  For all full calendar years after the year in
           -----------------
which Resignation occurs, the Executive will, subject to the same terms and conditions set forth in 3.01 above, be paid a base salary of $250,000 per annum for any year, or partial year (pro rated based on days elapsed), in which Executive continues as Chairman of the Board. After a Step Down, Executive shall be paid, as an employee or consultant to the Company, a pro rata portion of an amount equal to his former salary as Chief Executive Officer, based upon Executive's time commitment to the Company. Such time commitment will be pre-determined at the start of each calendar year at the Board's discretion. In no event will Executive's gross compensation as an employee or consultant be less than $125,000 per annum (before any required withholding), and in no event will Executive's time commitment to the Company be less than 20%. The Executive may choose whether he wishes to remain an employee, subject to payroll withholding and other applicable corporate policies, or whether he wishes to be a consultant and serve as an independent contractor.

     4.  Cash Bonus.  Subject to approval by the Company's stockholders ("Bonus
         ----------
Plan Approval") of the Executive Incentive and Bonus Plan ("Bonus Plan"), Executive will be entitled (in addition to the base salary and other benefits under this Agreement), so long as he is Chief Executive Officer, to a cash bonus of up to $500,000 for the year in question ("Annual Incentive Compensation Opportunity") if RSC achieves certain goals set by the Compensation Committee (consisting solely of two or more outside directors) for such year during the Term of this Agreement. Subject to Bonus Plan Approval, Executive's Annual Incentive Compensation Opportunity shall be reduced to $250,000 for each year following the year in which a Resignation occurs, so long as Executive continues as Chairman of the Board. Beginning with the year following a year in which any Step Down occurs, Executive will no longer be eligible for any Annual Incentive Compensation Opportunity.

     5.  Options and Restricted Stock.  RSC has established a Stock Option Plan
         ----------------------------
for Key Employees and the 1996 Equity Participation Plan and may establish similar future plans (collectively the "Option Plan"). In addition to the base salary and other benefits under this Agreement, during the Term, the Executive will be granted options and restricted stock (the "Reid Equity") pursuant to the applicable Option Plan as set forth and subject to the conditions in this Agreement and in Exhibit "A" hereto which is incorporated herein and made a part hereof.

     6.  Fringe Benefits.  So long as Executive's employment has not been
         ---------------
terminated (whether voluntarily or involuntarily), he shall be entitled to all benefits and conditions of employment generally available to other executives of RSC including, by way of illustration but not by way of limitation, sick leave, disability, accident, life, hospitalization, medical and dental insurance, paid holidays, participation in any pension, profit sharing or other retirement plan, and any other similar indirect compensation or benefits which RSC now provides, and may from time to time in the future extend to its executives, and Executive shall also be provided with a Company vehicle comparable to the vehicle provided during his tenure as Chief Executive Officer. For purposes of determining eligibility for such benefits, Executive will be considered to have remained employed through the Term and, in the case of medical and hospitalization and dental benefits, through the age of 65, the intent of this Section 6 being that Executive will in all events have medical, hospitalization and dental benefits through age 65. If necessary to allow participation in such benefits, the Company will re-employ Executive at a salary of $500 per month until Executive reaches age 65 with duties no greater than those he previously had as Chairman of the Board. Notwithstanding the foregoing, nothing in this Agreement shall permit Executive to continue to participate in the 401(k) Plan or any other qualified plan if such continued participation would cause the 401(k) Plan or any other such plan to lose its qualified status for tax purposes.

     7.  Vacation.  The Executive shall be entitled to an annual paid vacation
         --------
of no less than four (4) weeks per year during any calendar year in which the Executive devotes his full time to the Company.

     8.  Reimbursement for Business Expenses.  The Executive shall be reimbursed
         -----------------------------------
for all reasonable business expenses incurred by him in performing his duties under this Agreement in accordance with the policies of RSC in effect from time to time. All requests for reimbursement shall be substantiated by invoices and other pertinent data reasonably satisfactory to RSC.

     9.    Other Activities.
           ----------------

     9.01  Full Time Efforts.  So long as he remains Chief Executive Officer,
           -----------------
the Executive shall devote substantially all of his working time and efforts to the affairs of RSC and to the diligent and faithful performance of the duties and responsibilities assigned to him pursuant to this Agreement.

     9.02  After Resignation.  During any remainder of any calendar year of the
           -----------------
Resignation and during all full calendar years after the Resignation in which Executive serves as Chairman of the Board, the Executive shall devote approximately fifty percent (50%) of his business time to the affairs of RSC and to the diligent and faithful performance of the duties and assignments of the Chairman of the Board as assigned by the Board of Directors of RSC.

10.  Severance Absent Change of Control
     ----------------------------------

     10.01  Severance Event.  Except where there has been a "Change of Control"
            ---------------
(as defined in Section 11 hereof) if the Executive's active employment with RSC as Chairman and Chief Executive Officer or as Chairman or as an employee/consultant is "Terminated Without Cause" (as hereinafter defined) or if Executive resigns from his employment because RSC fails to perform any of the material terms of this Agreement after written notice from the Executive (any of which shall constitute a "Severance Event"), the Executive shall receive: (i) payment of an amount equal to the aggregate base salary he would have earned during the remaining Term of this Agreement had he remained in the position he held immediately prior to the Severance Event; (ii) the aggregate Annual Incentive Compensation Opportunity for which the Executive could have been eligible (without regard to the other terms and conditions of the Bonus Plan) under Section 4 herein during the remaining Term of this Agreement had he remained in the position he held immediately prior to the Severance Event, (iii) the immediate vesting and lapse of all restrictions on all of Executive's shares of restricted stock; and (iv) the immediate vesting of all Options previously granted pursuant to the Option Plan. These options will be exercisable for the shorter of (i) their remaining terms prior to stated expiration or (ii) five years from the Severance Event or (iii) the periods permitted/required under the applicable Option Plan and any applicable option agreements. The Executive shall receive the base salary portion of his severance compensation in a lump sum discounted to present value using the three-year treasury bill rate then in effect, and the portion attributable to his Annual Incentive Compensation shall be payable each year within fourteen (14) days after determination of whether the applicable goals were met.

     10.02  Demise.  If, during the Term of this Agreement, the Executive's
            ------
active employment with RSC is terminated as a result of the Executive's death or mental or physical disability ("Demise"), the Executive or the Executive's estate, as the case may be, will be entitled to receive at the end of the fiscal year in which such Demise occurs, a pro rata portion

(based on days elapsed in such year up to the Demise) of his Annual Incentive Compensation Opportunity for such fiscal year (without regard to the other terms and conditions of the Bonus Plan). In addition, any unvested options previously granted to the Executive pursuant to the Option Plan shall become immediately vested and fully exercisable for the shorter of (i) their remaining term(s) or
(ii) five years from the Demise or (iii) the periods permitted/required under the applicable Option Plan and any applicable option agreements.

     10.03  Termination for Cause.  For purposes of this Agreement, a
            ---------------------
"Termination Without Cause" shall mean any termination by RSC or any successor of the Executive for any reason other than: (1) the Executive's conviction of a crime substantially detrimental to RSC's business or relating to moral turpitude; (2) the Executive's intentional or willful damage of RSC's business, properties or labor relations; (3) the Executive's willful and continued negligence in the performance of his duties as set forth in this Agreement and the bylaws of RSC including failure to substantially perform the duties of his office after receiving written notice thereof from RSC; (4) the Executive's material breach of this Agreement or (v) a Demise. Termination due to any of items (1)(2) (3) or (4) is referred to herein as "Termination For Cause".

     10.04  No Severance in Certain Events.  Except as set forth in Sections 11
            ------------------------------
and 2.02, if during the Term of this Agreement: (a) the Executive's active employment with RSC as Chairman or Chief Executive Officer or employee/consultant is Terminated For Cause; or (b) the Executive resigns as Chairman and Chief Executive Officer of RSC other than pursuant to a Severance Event; or (c) the Executive resigns as Chairman of RSC (other than at the request of the Board pursuant to a Step Down or other than pursuant to a Severance Event) or as an employee/consultant (other than pursuant to a Severance Event), then the Executive shall not be entitled to any severance payments or benefits.

     11.    Change of Control.
            -----------------

     11.01  Definitions.
            -----------

For the purposes of this Section 11, the following terms shall have the following respective meanings:

     (a)    "Annual Base Salary" shall mean the Annual Base Salary being earned
            --------------------
by the Executive on the date that the relevant Change of Control occurs.

     (b)    "Annual Incentive Compensation Opportunity" shall mean the maximum
            -------------------------------------------
amount of cash bonus for which Executive could be eligible pursuant to Section 4 during the fiscal year in which the relevant Change of Control occurs (without regard to the other terms and conditions of the Bonus Plan).

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

     (c)    A "Change in Control" shall be deemed to have occurred if:
              ----------

            (i) any "person" (other than any employee benefit plan maintained by the Company), as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is or becomes the "beneficial owner", as such term is used in Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities representing fifty percent (50%) or more of the common stock of RSC; or

            (ii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which (x) the Company is not the surviving company, or (y) the stockholders of the Company immediately prior to the transaction do not continue to own at least sixty percent (60%) of the surviving corporation immediately after the transaction; or

            (iii)  the Company is materially or completely liquidated; or

            (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided,
                                                               --------
     however, that any individual becoming a director subsequent to the date
     -------
     hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other actual or overtly and publicly threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors.

     (d)    "Good Reason" shall mean:
             -----------

            (i) a material reduction in Executive's authority, duties or responsibilities (including status, offices, titles and reporting requirements) from those of Executive at the time of the relevant Change in Control

            (ii) any reduction in Executive's Annual Base Salary or Annual Incentive Compensation Opportunity except as set forth in Section 3;

            (iii) any material reduction (in the aggregate) in Executive's employee benefits except as set forth in Section 3;

            (iv) the Company requires Executive to be based at any office located more than thirty (30) miles from RSC's current offices without Executive's consent.

     11.02  Acceleration of Options.  In the event of Change of Control, all of
            -----------------------
Executive's unvested stock options and restricted stock shall vest without further action by either of the Company or Executive.

     11.03  Termination Payments After a Change in Control.  If within twenty
            ----------------------------------------------
four (24 months after a Change in Control, (a) there is a Termination Without Cause or (b) Executive voluntarily terminates his employment with the Company for Good Reason, RSC shall, in lieu of any other severance obligation:

     (a) pay to Executive two and one half (2-1/2) times the sum of (i) his Annual Base Salary and (ii) Annual Incentive Compensation Opportunity then in effect; provided that if the sum of Executive's (i) Annual Base Salary and (ii)
        --------
Incentive Compensation Opportunity for any of the previous years during the Term of this Agreement prior to the Change of Control is greater, then the Executive shall be paid two and one half (2-1/2) times the greater amount.

     (b) continue to provide to Executive basic health and life insurance coverage substantially comparable to the coverage in effect upon the date of the Change of Control for thirty (30) months after such termination or until Executive is re-employed and eligible for basic health and life insurance benefits from his employer which are equal to or better than those provided by RSC on the date of termination, provided, however, that if Executive is not
                                --------  -------
eligible for coverage with any new employer for "pre-existing conditions" and the like, RSC shall continue to provide coverage for such conditions through the end of the thirty (30) month period. In consideration for such coverage, Executive shall continue to pay an amount equal to the amount paid by him for such coverage by RSC prior to his termination or such amount as other than current executive employees of RSC pay for such coverage.

     (c) pay to Executive an amount equal to two and one-half (2-1/2) times three percent (3 %) of Executive's Annual Base Salary at the date of termination (2-1/2 x his then Annual Base Salary x .03). In addition, if Executive is not fully vested in his 401(k) account on the date of termination, RSC shall either fully vest Executive in such account or pay Executive an amount equal to the unvested portion of such account; and

     (d) either transfer to Executive ownership and title to the Executive's Company car or, if Executive receives a car allowance in lieu of a Company car, pay Executive an amount equal to two and one-half (2-1/2) times Executive's annual car allowance.

     All payments due pursuant to Section 11 shall be made within fifteen (15) business days of the date of termination or as soon thereafter as the amount can be calculated.

     11.04  Assumption By Successor.  RSC will require any successor (whether
            -----------------------
direct or indirect, by purchase, merger, consolidation or otherwise) which is not otherwise bound by operation of law to all or substantially all of the business and/or assets of either of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

     11.05  No Mitigation - No Offset.  If Executive is Terminated Without Cause
            -------------------------
or voluntarily terminates for Good Reason, Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment Executive may obtain.

     11.06  Attorney's Fees.  If Executive reasonably determines that it is
            ---------------
necessary to initiate any legal action including any arbitration proceeding as described in Section 12 to obtain any payments, benefits or rights provided by this Agreement to him, RSC shall reimburse Executive for all attorneys' fees, arbitrator's fees, costs and other related expenses incurred by him if Executive prevails in said action.

     12.    Dispute Resolution.
            ------------------

     12.01  Notice of Dispute.  If any dispute arises out of this Agreement, the
            -----------------
"complaining party" shall give the "other party" written notice of such dispute. The other party shall have ten (10) business days to resolve the dispute to the complaining party's satisfaction. If the dispute is not resolved by the end of such period, the complaining party may by written notice (the "Notice") demand arbitration of the dispute as set out below, and each party hereto expressly agrees to submit to, and be bound by, such arbitration.

     (a) Each party, will, within ten (10) business days of the Notice, nominate an arbitrator. Each nominated arbitrator must be someone experienced in dispute resolution and not within the employ or direct or indirect influence of the nominating party. The two nominated arbitrators will, within ten (10) business days of nomination, agree upon a third arbitrator who shall act as sole arbitrator. If two (2) appointed arbitrators cannot agree on a third arbitrator within such period, the parties may seek such an appointment through any permitted court proceeding or by JAMS/Endistpute ("JAMS"). The arbitrator will set the rules and timing of the arbitration, but will generally follow the rules of JAMS/Endispute and this Agreement where same are applicable and shall provide for written fact findings.

     (b)    The arbitration hearing will in no event take place more than ninety
(90) days after the appointment of the third arbitrator.

     (c) The arbitration will take place in Scottsdale, Arizona unless otherwise unanimously agreed to by the parties.

     (d) The results of the arbitration and the decision of the arbitrator will be final and binding and non-appealable on the parties, and each party agrees and acknowledges that these results shall be enforceable in a court of law.

     12.02 Nothing herein shall, however, prevent RSC from seeking injunctive relief pursuant to Section 16 only, in a court of competent jurisdiction.

     13.    Nondisclosure of Proprietary Information. As used in this Agreement,
            ----------------------------------------
the term "Proprietary Information" shall mean all information disclosed to the Executive or known by the Executive as a consequence of or through the Executive's employment by RSC (including information belonging to third parties in RSC's possession and information conceived, originated or developed by the Executive), whether or not in the Executive's primary field of professional interest, which information is not generally known in the trade or industry in which such information is used, about RSC's (or third party's) products, processes, services, customers, suppliers, vendors, marketing strategy, employee relationships or business plans, including, without limitation, information relative to research, development, manufacturing, supplies, purchasing, product design, and business studies, plans, projections, practices and finances. Except as required in the performance of the Executive's duties to RSC or as authorized, in writing, by the Board of Directors of RSC or a person (other than the Executive) so authorized by the Board of Directors of RSC, the Executive shall not at any time during or after his employment with RSC, directly, indirectly or otherwise, use, disseminate, disclose or publish any Proprietary Information, or use for the Executive's or another's benefit or deliver to another any document, record, notebook, computer program or record or similar repository of or containing Proprietary Information, unless and until such Proprietary Information has become a matter of public knowledge through no action or fault of the Executive or unless otherwise required by court order to comply with the law. Upon termination of the Executive's employment with RSC, all documents, records, notebooks, computer programs and records or similar repositories of or containing Proprietary Information, including all copies thereof, then in the Executive's possession or control whether prepared by the Executive or others, will be left with or returned to RSC by the Executive.

     14.    Inventions.
            ----------

     14.01  Definitions of Inventions.  As used in this Agreement, the term
            -------------------------
"Inventions" means discoveries, concepts and ideas, whether patentable or not, including but not limited to processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of RSC.

     14.02  Inventions Owned by RSC.  With respect to (a) Inventions made or
            -----------------------
conceived by the Executive (either solely or jointly with another or others), whether or not during the Executive's hours of employment or with the use of RSC's facilities, materials or personnel during the term of the Executive's employment with RSC, which have any applicability to any aspect of the work engaged in by the Executive or where derived from Proprietary information which the Executive received from, or was privy to as a result of his employment with RSC, and (b) inventions made or conceived by the Executive (entered solely or jointly with another or others) after termination of the Executive's employment with RSC without royalty or any other consideration to the Executive therefor:

     (a) The Executive shall inform RSC promptly and fully of such Inventions by a written report, setting forth in detail necessary to permit RSC to understand said Inventions and discoveries and practice them without the exercise of further inventive skill. Such report will be submitted by the Executive upon completion of any and all studies of research projects undertaken on RSC's behalf, whether or not in the Executive's opinion a given project has resulted in an Invention;

     (b) The Executive shall apply, at RSC's request and expense, for United States and Foreign Letters of patent either in the Executive's name or otherwise as RSC shall direct;

     (c) The Executive shall assign and hereby does assign to RSC all of the Executive's rights to such Inventions and to applications for United States and/or Foreign Letters of patent and the United States and/or Foreign Letters of patent granted upon such Inventions;

     (d) The Executive shall acknowledge and deliver promptly to RSC without charge to RSC (beyond the Executive's regular salary or, if after employment, at a rate equal thereto), but at RSC's expense, such written instruments and do such other lawful acts, such as giving testimony in support of inventorship, as may be necessary in the opinion of RSC to obtain and maintain United States and/or Foreign Letters of patent to vest the entire right and title thereunto in RSC; and

     (e) The Executive shall grant and hereby grants RSC the royalty free right to use in its business, and to use, make and sell products, processes, and/or services derived from any Inventions, discoveries, concepts and ideas conceived or made by the Executive, whether or not patentable.

     14.03  License.  Notwithstanding the foregoing, the Executive shall grant
            -------
and hereby grants RSC the royalty free right to use in its business, and to use, make and sell products, processes, and/or services derived from any inventions, discoveries, concepts and ideas conceived or made by the Executive, whether or not patentable, including, but not limited to, processes, methods, formulas and techniques, as well as the improvements thereof or know-how related thereto, which are not within the scope of Inventions as hereinabove defined but which are conceived or made by the Executive during the hours which the Executive is employed or retained by RSC or with the use or assistance of RSC's facilities, materials or personnel.

     15.    Successors and Assigns.  This Agreement and all rights under this
            ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, assigns. Except where this Agreement confers rights on the estate of the Executive, this Agreement is personal in nature, and none of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement, or any right or obligation to this Agreement to any other person or entity. Except as otherwise set forth herein, this Agreement replaces and supersedes all prior Agreements between Executive and RSC, provided all grants of stock options made prior to this Agreement are acknowledged and ratified. Anything to the contrary in the foregoing notwithstanding, the covenants contained in Section 11, 11 and 12 hereof shall continue to be applicable whether RSC's business is conducted by it, by any subsidiary of RSC, or by any other successor to the business of RSC.

     16.    Injunctive Relief.  RSC and Executive agree that damages are an
            -----------------
inadequate remedy for, and that RSC or any successor to the business of RSC would be irreparably harmed by and breach of Section 12, 13 or 14 of this Agreement, and that RSC or any successor to the business of RSC shall be entitled to equitable relief in the form of a preliminary or permanent injunction upon any breach of Section 12, 13 or 14 hereof.

     17.    Notices.  For purposes of this Agreement, notices and other
            -------
communication provided for this Agreement shall be deemed to be properly given if delivered personally or sent by United States Certified Mail, return receipt requested, postage prepaid, or by a reputable third party courier service evidenced by a signed certificate of receipt, addressed as follows:

     If to the Executive:

            Martin R. Reid
            10801 E. Happy Valley Road #44
            Scottsdale, AZ 85255

     If to Company:

            Rental Service Corporation
            6929 E. Greenway Parkway
            Suite 200
            Scottsdale, AZ 85254

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt.

     18.    Miscellaneous.  No provision of this Agreement may be modified,
            -------------
waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by the Executive and officers of RSC (other than the Executive) so authorized by the Board of Directors of RSC. No waiver by any party to this Agreement at any time of any breach by another party of, or compliance by another party with, any condition or provision of this Agreement to be performed by another party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by any parties that are not expressly set forth in this Agreement.

     19.    Validity.  The validity or enforceability of any provision or
            --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     20.    Counterparts.  This document may be executed in one or more
            ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     21.    Headings.  The headings of the paragraphs contained in this document
            --------
are for reference purposes only and shall not, in any way, affect the meaning or interpretation of any provision of this Agreement.

     22.    Applicable Law.  This Agreement shall be governed by and construed
            --------------
in accordance with the internal substantive laws, and not the choice of law rules, of the State of Arizona.

     23.    Covenant Not to Compete.
            -----------------------

     23.01 The Executive agrees that during the Term of this Agreement and for four (4) years subsequent to termination of employment for any reason (the "Covenant Term"), the Executive shall not:

     (a) Either directly or indirectly, or solely or jointly with other persons or entities, or as director, officer, employee or consultant, or as a shareholder engage in any businesses which will in any way compete with RSC ("Competing Business"). Without limiting the generality of the foregoing, for purposes of this Section 24, it is understood that Competing Businesses shall include any business which rents or sells construction or industrial equipment or engages in the sale of maintenance, repair or operating supplies;

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

     (b) Lend any credit or money for the purposes of establishing or operating any Competing Business, or otherwise give aid or advice to any third person, firm, association or corporation engaging in any Competing Business, excluding a loan to a family member outstanding on the date of this Agreement; or

     (c) Lend or allow executive skill, knowledge or experience to be so used by any Competing Business; or solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business, employees or patrons of RSC.

     (d) Notwithstanding the foregoing, Executive may make passive investments in up to two percent (2%) of the outstanding publicly traded common stock of an entity which operates a Competing Business.

     (e) If a court of competent jurisdiction determines that this covenant not to compete exceeds the time or georgraphic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or georgraphic or other limitations permitted by applicable law, as determined by such court. Without limiting the generality of the foregoing, the covenants contained herein shall be construed as separate covenants covering their respective subject matters with respect to each separate state of the United States in which the Company transacts business.

                          [Signature page to follow.]

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

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement on the date and year first above written.


                           RENTAL SERVICE CORPORATION



                           By: /s/ Robert M. Wilson
                              --------------------------------
                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer


                              /s/ Martin R. Reid
                              -----------------------------------
                              Martin R. Reid

EXHIBIT "A"


TO EMPLOYMENT AGREEMENT
BETWEEN MARTIN R. REID AND
RENTAL SERVICE CORPORATION
DATED JANUARY 14, 1998

THE REID EQUITY

1. Executive shall retain all previously granted stock options to purchase shares of the Company's Common Stock.

2. For each year in which Executive serves as Chief Executive Officer , the Compensation Committee may grant Executive incentive stock options or non-qualified options to purchase shares of the Company's common stock and shares of restricted stock in January or as soon thereafter as practical. The amounts of such grants will be determined by the Compensation Committee with a view toward increasing his owenership of Common Stock to a significant ownership position and further motivating his continued leadership role with the Company. Such grants of restricted stock will be governed by an agreement substantially in the form attached hereto. The Compensation Committee has granted 190,000 options, which shall vest in equal installments over four years (subject to earlier vesting as provided in this Agreement). However, if the Executive presents, and has approved by the Board , a CEO succession plan, said options will vest upon the later of (i) approval of such plan or (ii) twelve months after the date the options were granted. Subsequent option grants will vest in equal installments over four years, subject to earlier vesting as provided in this Agreement. All options may be made subject to the Option Plan or any subsequent stock option plan of RSC. In no event will Executive receive options or restricted stock which would cause Executive's total option (including shares issued on exercise of options) and restricted stock holdings to exceed 5% of the Company's fully-diluted outstanding common stock.

3. For all other calendar years following the Resignation during which Executive serves as Chairman of the Board, the Executive shall have a stock option opportunity that is proportionate to that for which the Chief Executive Officer ("CEO") is eligible for that calendar year, ratable to their respective salaries. For example, if the CEO and the Executive each make the same salary, each is eligible for the same number of stock options and/or restricted stock. If the CEO's salary is $500,000 per annum and the Executive's is $250,000 per annum, the Executive would be eligible for options and/or restricted stock in an amount equal to fifty percent (50%) of the number of options and/or restricted stock for which the CEO is eligible (excluding one-time or extraordinary grants to such CEO).

4. Upon the merger or consolidation of RSC with or into another corporation, or upon Change of Control or any other change in the basic corporate structure of RSC, all options and restricted stock shall be dealt with pursuant to Section 11 of this Agreement.

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